                         EARNEST MONEY CONTRACT AND AGREEMENT
                                      (ALL CASH)


    THIS EARNEST MONEY CONTRACT AND AGREEMENT, dated for reference purposes as of August 20, 1997, is made and entered into by and between NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company ("Seller"), and CALI REALTY ACQUISITION CORPORATION, a Delaware corporation ("Purchaser").

    The mailing, delivery, or negotiation of this Earnest Money Contract and Agreement by Seller or its agents or attorneys shall not be deemed an offer by Seller to enter into any transaction or to enter into any other relationship, whether on the terms contained herein or on any other terms. This Earnest Money Contract and Agreement shall not be binding upon Seller, nor shall Seller have any obligations or liabilities or Purchaser any rights with respect thereto, or with respect to the Property (as hereinafter defined), unless and until Seller has executed and delivered this Earnest Money Contract and Agreement to the Escrow Agent (as hereinafter defined). Until such execution and delivery of this Earnest Money Contract and Agreement, Seller may terminate all negotiations and discussions of the subject matter hereof, with or without cause and for any reason without recourse or liability.

                                      ARTICLE I

                                     DEFINITIONS

    The terms hereinafter used shall have the following meanings unless the context of this Contract requires otherwise:

    "Broker" means JGT Company.

    "Closing" means the closing of the purchase and sale contemplated herein as described in Article IV hereof.

    "Closing Date" means the date on which the Closing occurs.

    "Commission" means the fee that is to be paid to Broker in accordance with
Article IX hereof.

    "Contract" means this Earnest Money Contract and Agreement and all written amendments, modifications, and supplements thereto executed and delivered by both Purchaser and Seller.

    "Deed" means the customary New Jersey form of bargain and sale deed (with covenant against grantor's acts), conveying good and indefeasible title in fee simple to the Property subject to the Permitted Exceptions.

    "Earnest Money" means One Hundred Thirty One Thousand Five Hundred Dollars ($131,500.00), to be paid in accordance with Article V hereof, plus interest earned thereon while in possession of the Escrow Agent (as hereinafter defined).

    "Effective Date" means the effective date of this Contract, which shall be the first date by which the Escrow Agent (as hereinafter defined) has received a fully executed copy of this Contract and the Earnest Money.

    "Escrow Agent" means Seller's counsel, Epstein, Epstein, Brown & Bosek, a Professional Corporation, with offices at 245 Green Village Road, Chatham Township, New Jersey 07928, Attention: Patrick B. Sprouls, Esq.; Phone No.:
(973) 593-4900, Facsimile No.: (973) 593-4966.

    "Escrow Agreement" means that certain Escrow Agreement of even date herewith among Seller, Purchaser and Escrow Agent described in Section 5 and substantially in the form attached as Exhibit H.

    "Outside Closing Date" means August 29, 1997.

    "Owner Title Policy" means an ALTA 1992 Form owner's policy of Title Insurance issued by the Title Company to Purchaser, in a face amount equal to the Total Purchase Price and subject to no exceptions other than the standard printed exceptions described in Schedule B of the Title Commitment and all other Permitted Exceptions.

    "Permitted Exceptions" means (i) the title exceptions set forth on Exhibit E attached hereto, and (ii) liens and encumbrances arising from and after the Effective Date to which Purchaser has consented in writing.

    "Property" means that certain tract of land in the Township of South Brunswick, Middlesex County, New Jersey being more particularly described in Exhibit A attached hereto, together with (i) all improvements thereon and all and singular the rights and appurtenances pertaining thereto, (ii) all rights, privileges, grants and easements appurtenant to the land and improvements, including without limitation, all of Seller's right, title and interest in and to all land lying in the bed of any public street, road or alley, all mineral and water rights and all easements, licenses, covenants and rights-of-way or other appurtenances used in connection with the beneficial use and enjoyment of the land and improvements, (iii) all personal property, fixtures, equipment, and inventory owned by Seller and located on or at, and used in connection with, the land and improvements, (iv) all leases and other agreements with respect to the use and occupancy of the land and improvements, together with all amendments and modifications thereto and any guaranties provided thereunder, and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited under any lease in the nature of security for the performance of the obligations of the tenant or user under the leases, (v) all intangible property owned by Seller and used in connection with the land and improvements, including any trademarks and trade names used in connection with the land and improvements, (vi) all permits, licenses, guaranties, approvals, certificates and warranties in the possession and control

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of Seller relating to the land and improvements, (vii) all of Seller's right, title and interest in and to those service contracts set forth in Exhibit K hereof, and (viii) all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described herein.

    "Survey" means a current ALTA "as built" survey of the Property to be prepared by a surveyor acceptable to Purchaser.

    "Title Commitment" means a written commitment for an ALTA 1992 Form owner's policy of title insurance describing the Property and committing the Title Company to issue such title policy at Closing and upon normal closing conditions, subject only to the standard printed exceptions and to all easements, rights-of-way, liens, restrictions and other encumbrances which (i) are of record or known to the Title Company and (ii) affect the Property.

    "Title Company" means First American Title Insurance Company with its office located at 228 East 45th Street, New York, New York 10017.

    "Title Documents" means each recorded instrument that is listed on Schedule B-2 of the Title Commitment.

    "Total Purchase Price" means the total purchase price for the Property, which shall be Thirteen Million One Hundred Fifty Thousand Dollars ($13,150,000.00).

                                      ARTICLE II

                          PURCHASE AND SALE:  PURCHASE PRICE

    2.01 Purchase and Sale. Seller hereby agrees to sell and convey and Purchaser hereby agrees to purchase the Property for the consideration and upon and subject to the terms, provisions, and conditions set forth in this Contract. The consideration for such purchase and sale shall be the Total Purchase Price.

    2.02 Payment of Total Purchase Price. The Total Purchase Price shall be payable at Closing, in cash or by wire transfer of immediately available U.S. federal funds to such account designated by Seller by written notice to Purchaser given no later than three (3) business days prior to Closing.

                                     ARTICLE III

                          CONTINGENCY PERIOD AND INSPECTIONS

    3.01 Title Commitment. Within ten (10) business days after the Effective Date hereof, Purchaser, at its expense, shall cause the Title Company to issue and deliver to Purchaser and Seller the Title Commitment and copy of the Title Documents. If the Title
Commitment discloses exceptions other than the Permitted Exceptions ("Unpermitted Exceptions"), Seller agrees to use good faith efforts to have any such Unpermitted Exceptions removed from the Title Commitment by the Title Company at or prior to Closing. Seller, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate the Unpermitted Exceptions. In the event Seller is unable to eliminate the Unpermitted Exceptions on or before such adjourned Closing Date, Purchaser shall elect
(i) to terminate this Contract by notice given to the Seller, in which event the Earnest Money shall be returned to Purchaser as Purchaser's sole remedy hereunder and Purchaser and Seller shall have no further obligations to each other hereunder except as otherwise provided in Sections 3.04 and 3.05 of this Contract, or (ii) to accept title subject to such Unpermitted Exceptions and receive no credit against or reduction in the Purchase Price. Seller shall have no affirmative obligation hereunder to expend any funds or incur any liabilities in order to cause any title exceptions to be removed from the Title Commitment, except that Seller shall pay or discharge any and all liens and encumbrances which can be satisfied by payment of a liquidated amount and are not created by or resulting from the acts of Purchaser.

    3.02 Survey. Purchaser shall be responsible to obtain its own Survey of the Property, at Purchaser's sole cost and expense.

    3.03 Property Information. Purchaser acknowledges receipt of the following items from Seller:

         (a)  Rent roll current as of June 30, 1997;
         (b)  Site and building plans;
         (c)  Tax statements for the calendar year 1996;
         (d) Operating statements which are available for the calendar year 1996 and the months of January through June, 1997;
         (e)  Personal property and equipment inventory;
         (f) Copies of all service contracts in Seller's possession affecting the Property (the "Service Contracts");
         (g) Copies of all existing leases, amendments and modifications thereto in Seller's possession ( the "Leases");
         (h)  Copy of the existing title policy;
         (i)  Copy of the existing survey;
         (j)  Certificates of Occupancy in Seller's possession for the Leases;
              and
         (k)  Phase I Environmental Site Assessment prepared for New York
              Life Insurance Company by Professional Service Industries,
              Inc. dated November 11, 1994.

    The information contained in items (a) and (d) above is believed to be accurate, and Seller is not aware of any reason to believe otherwise, but Seller does not represent or warrant the accuracy thereof. As to item (k), Seller makes no representations or warranties as to the accuracy and completeness of the report.

    3.04 Inspections. Seller agrees that at any reasonable time during the pendency of this Contract, Purchaser, its agents and contractors, may enter upon the Property and make, at Purchaser's sole cost, risk, and expense, any investigations, inspections, tests, survey, and studies of the Property that Purchaser may, in Purchaser's sole discretion, desire, including, but not limited to, soil tests and borings, groundwater tests and borings, and environmental studies; provided, however, if Purchaser terminates this Contract pursuant to the terms and conditions hereof, Purchaser shall deliver to Seller a copy of every report of findings that is issued as a result of such activities, and Purchaser shall cause any portion of the Property altered by Purchaser, its agents or contractors, to be restored to substantially the same condition as existed prior to any of Purchaser's or its agents' activities which altered the condition of the Property. Purchaser shall indemnify and save Seller harmless from and against any and all damages, costs, injuries, and liabilities to the Property and/or any persons or property of any person to the extent arising out of or in connection with any such inspections, tests, surveys, studies, or any other entry upon or use of the Property by Purchaser or its agents. Purchaser may enter upon the Property, provided (i) Purchaser notifies Seller or Seller's representative (which notice may be oral or written) of its intent to inspect, test, survey or study; (ii) Purchaser is accompanied by a representative of Seller (unless waived by Seller) (Seller will make a representative available to Purchaser upon reasonable notice); (iii) any inspection of any tenant's premises shall be subject to any limitations on landlord's entry contained in such tenant's lease; and (iv) such entry on and investigating, inspecting, testing, surveying, and studying of the Property does not unreasonably interfere with the operation of the Property or the peaceful possession of tenants of their respective leased premises. Purchaser shall keep confidential the results of all of its inspections of the Property. The provisions of this Section 3.04 shall survive the Closing or any termination or cancellation of this Contract.

    3.05 Confidentiality. Purchaser agrees that it has no present intention of making any public announcement about the results of any inspection, test, survey, or study conducted pursuant of Section 3.04 hereof. If this Contract is terminated for any reason, Purchaser shall promptly return to Seller all of the documents and information theretofore delivered to Purchaser by Seller, including without limitation, all documents recited in Section 3.03 hereof, plus every report of findings obtained pursuant to Section 3.04 hereof. Seller shall not deliver any of such documents, or otherwise knowingly transmit any of the information contained in any such documents, to any third party except Seller's counsel, property manager or other advisors, provided such individuals agree to be bound to the same burdens of confidentiality and nondisclosure as Seller. At no time prior to the Closing Date, or after this Contract is terminated, shall Purchaser deliver any of the documents theretofore delivered to Purchaser by Seller or obtained by Purchaser pursuant to Section 3.04 hereof, or otherwise knowingly transmit any of the information contained in any such documents, to any third party except Purchaser's counsel, other advisors, potential lenders or mortgage brokers, provided such individuals agree to be bound to the same burdens of confidentiality and nondisclosure as Purchaser. The covenants set forth in this Section 3.05 shall survive the termination or closing of this Contract. Purchaser agrees that any public announcement about the purchase and sale transaction contemplated hereby, or of any of the terms hereof, shall be subject to the prior approval of Seller as to the text of the announcement, not to be unreasonably withheld or delayed.

    3.06 PROPERTY CONDITION.  PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER
OWNS THE PROPERTY AS A RESULT OF A FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, THAT PURCHASER IS EXPERIENCED IN THE OWNERSHIP AND OPERATION OF PROPERTIES SIMILAR TO THE PROPERTY AND THAT PURCHASER PRIOR TO THE CLOSING DATE WILL HAVE INSPECTED THE PROPERTY TO ITS SATISFACTION AND REVIEWED THE LEASES AND IS QUALIFIED TO MAKE SUCH INSPECTION AND REVIEW. PURCHASER ACKNOWLEDGES THAT IT IS FULLY RELYING ON PURCHASER'S (OR PURCHASER'S REPRESENTATIVES') INSPECTIONS OF THE PROPERTY AND REVIEW OF THE LEASES AND NOT UPON ANY STATEMENTS (ORAL OR WRITTEN) WHICH MAY HAVE BEEN MADE OR MAY BE MADE (OR PURPORTEDLY MADE) BY SELLER OR ANY OF ITS REPRESENTATIVES. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS (OR PURCHASER'S REPRESENTATIVES HAVE), OR PRIOR TO THE CLOSING DATE WILL HAVE, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY AND REVIEWED THE LEASES TO THE EXTENT DEEMED NECESSARY BY PURCHASER IN ORDER TO ENABLE PURCHASER TO EVALUATE THE CONDITION OF THE PROPERTY AND ALL OTHER ASPECTS OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ENVIRONMENTAL CONDITION OF THE PROPERTY), AND PURCHASER ACKNOWLEDGES THAT PURCHASER IS RELYING SOLELY UPON ITS OWN (OR ITS REPRESENTATIVES') INSPECTION, EXAMINATION AND EVALUATION OF THE PROPERTY AND THE LEASES. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS CONTRACT AND THE PURCHASE, PURCHASER HEREBY AGREES TO ACCEPT THE PROPERTY ON THE CLOSING DATE IN ITS "AS IS", "WHERE IS" CONDITION AND WITH ALL FAULTS, AND, EXCEPT AS EXPRESSLY SET FORTH HEREIN, WITHOUT REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, EXCEPT ONLY THE TITLE WARRANTIES EXPRESSLY SET FORTH IN THE DEED. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN CONNECTION WITH THE SALE OF THE PROPERTY TO PURCHASER, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND SELLER'S OFFICERS, AGENTS, DIRECTORS, EMPLOYEES, ATTORNEY, CONTRACTORS AND AFFILIATES ("SELLER'S RELATED PARTIES") HAVE MADE NO, AND SPECIFICALLY DISCLAIM, AND PURCHASER ACCEPTS THAT SELLER AND SELLER'S RELATED PARTIES HAVE DISCLAIMED, ANY AND ALL REPRESENTATIONS, GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW (EXCEPT AS TO TITLE AS HEREINABOVE PROVIDED), OF OR RELATING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION, OF OR RELATING TO (I) THE USE, INCOME POTENTIAL, EXPENSES, OPERATION, CHARACTERISTICS OR CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, WARRANTIES OF SUITABILITY, HABITABILITY, MERCHANTABILITY, TENANTABILITY, DESIGN OR FITNESS FOR ANY SPECIFIC OR A PARTICULAR PURPOSE, OR GOOD AND WORKMANLIKE CONSTRUCTION, (II) THE NATURE, MANNER, CONSTRUCTION,

CONDITION, STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED ON THE PROPERTY, ON THE SURFACE OR SUBSURFACE THEREOF, WHETHER OR NOT OBVIOUS, VISIBLE OR APPARENT, (III) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE PROPERTY, (IV) THE ENVIRONMENTAL CONDITION OF THE PROPERTY AND THE PRESENCE OR ABSENCE OF OR CONTAMINATION BY HAZARDOUS MATERIALS, OR THE COMPLIANCE OF THE PROPERTY WITH REGULATIONS OR LAWS PERTAINING TO HEALTH OR THE ENVIRONMENT, AND (V) THE SOIL CONDITIONS, DRAINAGE, FLOODING CHARACTERISTICS, UTILITIES OR OTHER CONDITIONS EXISTING IN, ON, OR UNDER THE PROPERTY. THE PURCHASER HEREBY EXPRESSLY ASSUMES ALL RISKS, LIABILITIES, CLAIMS, DAMAGES, AND COSTS (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, OR OTHER DAMAGES) ON AND AFTER THE CLOSING DATE RESULTING OR ARISING FROM OR RELATED TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY AFTER THE CLOSING DATE. EXCEPT AS OTHERWISE MAY BE AGREED IN WRITING BY THE PARTIES, PURCHASER ACKNOWLEDGES THAT ANY CONDITION OF THE PROPERTY WHICH PURCHASER DISCOVERS OR DESIRES TO CORRECT OR IMPROVE PRIOR TO OR AFTER THE CLOSING DATE SHALL BE AT PURCHASER'S SOLE EXPENSE. PURCHASER EXPRESSLY WAIVES (TO THE EXTENT ALLOWED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL LAW, STATE OR OTHER LAW THAT PURCHASER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY.

    3.07 Leasing. Seller shall not enter into new leases or negotiate modifications or renewals of Leases for the Property or portions thereof or make any capital expenditures on the Property without Purchaser's consent which shall be given or withheld in Purchaser's sole discretion. Purchaser shall respond to Seller's notice for consent to any new lease, Lease renewal or capital expenditures on the Property within two (2) business days of receiving notice. Purchaser shall be required to pay brokerage commission and tenant improvements allowance for any new lease, Lease renewal, or Lease expansion which takes effect after the Effective Date and prior to Closing, provided that (i) Purchaser consents to such new lease, Lease renewal, or Lease expansion, (ii) the commission and allowance is expressly set forth in Seller's notice for consent, and (iii) Purchaser shall not pay any brokerage commission(s) to Seller, Broker, or an affiliate of either unless Purchaser expressly agrees in writing.

                                      ARTICLE IV

                                       CLOSING

    4.01 Time of Closing. The Closing shall be held at 10 A.M. local time in the offices of Seller's counsel, Epstein, Epstein, Brown & Bosek, in Chatham Township, New Jersey, on the

Outside Closing Date or at such other place as the parties hereto may mutually agree. Closing may be held at an earlier date mutually satisfactory to Seller and Purchaser. If the Outside Closing Date is not a business day, Closing shall be held on the next succeeding business day.

    4.02 Seller's Obligations. At Closing, Seller shall deliver or cause to be delivered to Purchaser the following:

         (a)  The Deed, duly executed and acknowledged.

         (b) Possession of the Property, free and clear of occupancies, tenancies, or parties in possession other than pursuant to the Permitted Exceptions or listed on Exhibit J hereto.

         (c) An assignment and assumption of leases affecting the Property (Exhibit I) duly executed and acknowledged and an assignment and assumption of service contracts, if required, duly executed and acknowledged.

         (d)  Certified (as of Closing Date) rent roll (Exhibit J).

         (e) A standard form of tenant notice letter (Exhibit C), duly executed, informing tenants that the Property has been sold.

         (f) A certificate (Exhibit B) indicating that Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Internal Revenue Code and Income Tax Regulations.

         (g) The originals or certified true copies of the Leases and Service Contracts, and any certificate of occupancy in Seller's possession.

         (h) An affidavit of title in form and substance reasonably acceptable to the Title Company.

         (i) An original letter of non-applicability issued by the New Jersey Department of Environmental Protection pursuant to the Industrial Site Recovery Act, N.J.S.A. 13:1k-6, et seq.

         (j) A duly executed resolution authorizing the sale and conveyance as herein required.

         (k) Such other and further documents as may be reasonably requested by the Title Company or Purchaser to effectuate the Closing in accordance with the terms hereof.

         (l)  Original Estoppel Certificates.

         (m)  Closing Statement with prorations.

         (n) Originals or certified true copies of any and all permits, licenses, approvals, certificates and warranties relating to the Property in Seller's possession.

    4.03 Estoppel Certificates. Seller shall make a reasonable commercial effort to obtain and deliver to Purchaser at or prior to Closing a Tenant Estoppel Certificate in the form of the attached Exhibit G with respect to each of the leases listed on the rent roll (attached as Exhibit J) duly executed by the Tenant thereunder and dated within thirty (30) calendar days of the Closing Date. As soon as reasonably practicable following receipt, Seller shall provide a copy of any Tenant Estoppel Certificate(s) obtained to Purchaser for Purchaser's review. If Seller is unable either (i) to obtain and deliver to Purchaser at or prior to Closing a Tenant Estoppel Certificate from each tenant of the Property, or (ii) to deliver to Purchaser on or before Closing a certificate of Seller addressing the items set forth in each Tenant Estoppel Certificate which Seller is unable to obtain from such tenants and to agree to indemnify Purchaser and hold Purchaser harmless from any and all losses, liabilities, claims, costs and expenses incurred by Purchaser after Closing as a result of any knowingly false statement of Seller contained in any such certificate of Seller, then Purchaser shall have the right to terminate this Contract by delivering written notice of termination to Seller and the Escrow Agent, whereupon Purchaser shall receive a return of the Earnest Money and thereafter neither party hereto shall have any further rights or obligations hereunder whatsoever, except for such rights or obligations that, by the express terms hereof, survive any termination of this Contract. In addition, Purchaser shall have the further right to terminate this Contract, upon the same notice and release terms and conditions, in the event Seller is unable to obtain and deliver to Purchaser on or before Closing a Tenant Estoppel Certificate from each of tenants Merrill Lynch, Bell Atlantic, Riviera Financial, and MCI.

    4.04 Purchaser's Obligations.  At Closing, Purchaser shall deliver to
Seller the Total Purchase Price, Purchaser shall execute and deliver the assignment and assumption of leases described in Section 4.02(c) and an assignment and assumption of service contracts indicating Purchaser's obligation to assume all obligations applicable thereto arising from and after Closing, and Purchaser shall execute and deliver signed statements acknowledging that it has received and is responsible for the respective tenants' security deposits under the Leases and specifying the exact dollar amount of the deposit being held for each tenant for whom Seller delivers a security deposit to Purchaser, with a copy for Seller. Purchaser shall execute and deliver an officer's certificate with corporate resolutions showing Purchaser's authority to enter into the transaction evidenced by this Contract.

    4.05 Prorations. General real property taxes and assessments for the current year relating to the Property, rents, service contracts, sewer use tax, utilities, operating expenses, and all other expenses related to the ownership and operation of the Property shall be prorated as of midnight of the day immediately preceding the Closing Date and shall be adjusted in cash at the Closing. No prorations will be made for delinquent rents until actually collected. If at the time of Closing there are past due rents and Seller is entitled to all or part of the same, Seller agrees that the first rentals received by Purchaser subsequent to the Closing from said delinquent tenant or tenants shall be applied to the payment of rents then due, and, thereafter, to rents which accrued prior to Closing. Purchaser shall use reasonable commercial efforts to collect all delinquent rents, if any, and any such rents, if received, after application by Purchaser to rents then due, shall be received by Purchaser for the account of Seller and be promptly remitted by Purchaser to Seller upon receipt, provided that Purchaser shall have no obligation to institute any legal action or otherwise employ an attorney or collection agent with respect to any delinquent rents. All rent applicable to periods prior to the Closing Date collected by Purchaser after Closing will be prorated to the Closing Date, if and when received. Any delinquent rents not so collected by Purchaser within a period of ninety (90) days following the Closing shall remain the property of Seller, who may pursue the remedies for collection thereof (not including termination of or any action adversely affecting the particular Lease), for its own account, as it may deem advisable. If within ten (10) days after the Closing Date the amount of any prorated item shall prove to have been incorrect, the party in whose favor the error was made shall pay the sum necessary to correct the error to the other party within ten (10) business days after receipt of proof of such error from the other party, provided that such proof is delivered to the party from whom payment is requested within ten (10) days from Closing Date.

    4.06 Closing Costs. All costs of closing the sale and purchase of the Property shall be borne as follows:

         (a) Cost of the Survey and Owner Title Policy to be paid by Purchaser.

         (b)  Filing Fees for Deed to be paid by Purchaser.

         (c) Attorney's fees of Seller and Purchaser to be paid by each, respectively.

         (d)  New Jersey Realty Transfer Fee to be paid by Seller.

         (e) Any other closing costs, unless otherwise specified in this Contract, to be borne by Purchaser.

    4.07 Closing Conditions. The obligations of Seller to deliver title to the Property and to perform the other covenants and obligations to be performed by Seller on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Seller):

         (a)  The representations and warranties made by Purchaser in
              Section 10.03 hereof shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Purchaser shall have delivered to Seller all of the documents provided herein for said delivery.

    The obligations of Purchaser to accept title to the Property and to perform the other covenants and obligations to be performed by Purchaser on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Purchaser):

         (a)  The representations and warranties made by Seller in Section
              10.02 hereof shall be true and correct in all respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         (b) Seller shall have delivered to Purchaser all of the documents provided herein for said delivery.

         (c)  There shall not be any sewer moratorium affecting the Property.

                                      ARTICLE V

                                    EARNEST MONEY

    For the purpose of securing the performance of Purchaser under the terms and provisions of this Contract, Purchaser shall deliver to Escrow Agent within twenty-four hours after Seller gives telephonic notice to Purchaser that Seller has delivered a fully executed original Contract to the Escrow Agent (i) a cashier's check drawn on a national bank payable to the order of the Escrow Agent in the amount of the Earnest Money, (ii) or the Earnest Money, by wire transfer of immediately available Federal Funds, to Epstein, Epstein, Brown & Bosek Trust Account No. 0010399025 (EC 150) at Summit Bank, Sub-Account No. 2933, ABA No. 021202162, File No. 14466-040. The Escrow Agent shall deposit the Earnest Money in an interest bearing, readily available, liquid federally insured account(s). The account(s) to which the funds are deposited shall be an escrow or trust account(s) of the Escrow Agent and the Earnest Money shall at all times be fully covered by the federal insurance so that no portion of the Earnest Money shall ever be at risk. Such deposit, together with any interest earned thereon, shall constitute the Earnest Money hereunder and shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and of the Escrow Agreement. The Earnest Money shall be delivered by the Escrow Agent to Seller in the event Purchaser breaches this Contract as provided in
Article VII hereof. At Closing, or in the event this Agreement shall terminate and Purchaser shall be entitled to a return of Earnest Money, the Earnest Money shall be returned to Purchaser.

                                      ARTICLE VI

                                   BREACH BY SELLER

    If Seller shall fail to fully and timely perform any of its obligations hereunder for any reason except Purchaser's default, Purchaser shall have the following remedies, which shall be Purchaser's sole and exclusive remedies:
(i) to terminate this Contract and receive a return of the Earnest Money, or
(ii) to obtain the specific performance of Seller's obligations under this Contract. If Seller, however, after complying with the terms of this Contract, shall be unable to convey the Property in accordance with the terms of this Contract, then the Purchaser's only remedy shall be the right to terminate this Contract and receive a return of the Earnest Money and reimbursement of all title search costs incurred by Purchaser, following which this Contract shall be deemed canceled and the parties shall be released of all obligations and liabilities under this Contract, except those that are expressly stated to survive the cancellation or termination of this Contract. Purchaser expressly agrees that it shall have no right to seek damages or any other action at law or in equity.

                                     ARTICLE VII

                                 BREACH BY PURCHASER

    If Purchaser should fail to consummate the purchase of the Property for any reason other than Seller's default or inability to perform hereunder, and other than Purchaser's right to terminate this Contract as provided herein, Seller shall have the right to terminate this Contract and receive the Earnest Money from the Escrow Agent, such funds being agreed upon as liquidated damages (and not as a penalty, Seller and Purchaser hereby acknowledging that the amount of damages resulting from a breach of this Contract by Purchaser would be difficult or impossible to accurately ascertain) for the failure of Purchaser to perform the duties, liabilities, and obligations imposed upon it by the terms and provisions of this Contract, and Seller agrees to accept and take the Earnest Money as its total damages and relief and as its sole and exclusive remedy for such failure by the Purchaser to consummate such purchase, subject to Purchaser's indemnification and confidentiality obligations under Sections 3.04 and 3.05 of this Contract. Purchaser hereby authorizes Escrow Agent to release the Earnest Money to Seller in accordance with the provisions of this Contract upon the delivery by Seller to the Escrow Agent of a certification that Purchaser breached this Contact, failed to cure such breach as may be expressly permitted hereby, and that the conditions precedent set forth in the Escrow Agreement with respect to the release of the Earnest Money to the Seller have been met.

                                     ARTICLE VIII

                                        NOTICE

    Any notice, communication, request, reply, consent, approval, or advice ("Notice") in this Contract provided or permitted to be given or made by either party to the other must be in writing and shall, unless otherwise in this Contract expressly provided, be given or served by depositing the same in the United States mail, postage prepaid and registered or certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to the party to be notified, or by depositing the same with a nationally recognized overnight courier service, charges prepaid, addressed to the party to be notified. Except as otherwise expressly provided in this Contract, Notice deposited in the mail in the manner hereinabove described shall be effective from and after two (2) days (exclusive of Saturdays, Sundays and postal holidays) after such deposit. Notice deposited with an overnight courier in the manner hereinabove described shall be effective from and after one (1) day (exclusive of Saturdays and Sundays) after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified. For purpose of Notice, the addresses for the parties shall, until changed as hereinafter provided, be as follows:

         If to Seller, to:

              New York Life Insurance Company
              Mortgage Finance Department
              51 Madison Avenue - Room 907
              New York, New York 10010
              Attention: Walter Corlett
              Phone:    (212) 576-4842
              Facsimile:     (212) 447-4250

         with copies to:

              New York Life Insurance Company
              Office of the General Counsel
              51 Madison Avenue - Room 10SB
              New York, New York 10010
              Attention: Michael A. Monjoy, Esq.
              Phone:    (212) 576-4603
              Facsimile:     (212) 576-7078

                                         and

              Epstein, Epstein, Brown & Bosek
              245 Green Village Road
              Chatham Township, New Jersey 07928
              Attention: Patrick B. Sprouls, Esq.
              Phone:    (973) 593-4900
              Facsimile:     (973) 593-4966

         If to Purchaser, to:

              Cali Realty Acquisition Corporation
              11 Commerce Drive
              Cranford, New Jersey 07016
              Attention: Roger W. Thomas, Esq.
              Phone:    (908) 272-8000
              Facsimile:     (908) 272-6755

                                         and

              Pryor, Cashman, Sherman & Flynn
              410 Park Avenue

              New York, New York 10022
              Attention: Andrew S. Levine, Esq.
              Phone:    (212) 421-4100
              Facsimile:     (212) 326-8464

    The parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as it s address any other address within the continental United States of America by at least five (5) days Notice to the other party as herein provided.

                                      ARTICLE IX

                                     COMMISSIONS

    Seller has agreed to pay the Commission to Broker as real estate broker for this transaction pursuant to the terms of a separate agreement between Seller and Broker. The Commission shall not be earned and shall not be payable until Closing, the consummation of the purchase and sale contemplated herein, the passing of title to the Property from Seller to Purchaser, and the payment of the Total Purchase Price to Seller; provided that if Closing of this transaction in accordance with the terms of this Contract does not occur, regardless of cause, no commission whatsoever shall be due, earned, or payable to Broker. The Commission shall be payable in cash at Closing. Purchaser and Seller each represents and warrant to the other that except for Broker there are no other brokers involved in this transaction. Purchaser and Seller each agree to indemnify and hold the other harmless from and against any claims by any broker or third parties claiming by, through, or under it for brokerage commissions, finders' fees, or other fees relative to the sale of the Property. The foregoing indemnity shall survive Closing.

                                      ARTICLE X

                                    MISCELLANEOUS

    10.01 Assignment. This Contract may not be assigned by Purchaser except to a wholly-owned subsidiary of Purchaser, or to a partnership in which any such wholly-owned subsidiary owns 75% of the profits, losses and cash flow thereof and controls the management of the affairs of such partnership (any such entity, a "Permitted Assignee"), and any other assignment or attempted assignment by Purchaser shall constitute a default by Purchaser hereunder and shall be deemed null and void and of no force and effect. No assignment shall relieve Purchaser from Purchaser's obligations under this Contract. Purchaser shall have right to designate in writing, prior to Closing, a Permitted Assignee to whom the Deed shall be directed.

    10.02 Seller's Representations and Covenants. Seller makes no express or implied representations or warranties regarding the Property or any other matter other than the following:

         (a) Seller is a duly organized, validly existing mutual insurance company in the State of New York and authorized to transact business in the State of New Jersey. Seller has the right, power and authority to enter into this Contract and all other documents to be executed in connection herewith, perform its obligations hereunder, and to cause its right, title and interest in and to the Property to be sold and conveyed in accordance with the terms and conditions hereof, and the person(s) executing this Contract on behalf of Seller is duly authorized and empowered to act for and to bind the Seller.

         (b) This Contract, when duly executed and delivered, will be the legal, valid and binding obligation of Seller, enforceable in accordance with the terms of this

              Contract. The execution and delivery of this Contract, and the performance of the transactions contemplated hereby, does not require the consent of any governmental or private party or body and does not conflict with or constitute a breach by the Seller of any other agreement, instrument, law, judgment, rule, order, injunction, writ or decree to which the Seller is a party or by which the Seller or any of its assets may be bound or subject, and will not result in a violation of any applicable law, order, rule or regulation of any Federal, or State agency, body or corporation, or require the approval of any such agency, body or corporation.

         (c) To the best of Seller's actual knowledge, Seller has not received notice from any governmental entity having jurisdiction, including, without limitation, any municipal, federal, county or state governmental unit, or any subdivision, agency, board, bureau, department, office or body thereof, that the Property fails to comply in all respects with all applicable federal, state and local environmental, health, safety and zoning statutes and regulations, nor does Seller have actual knowledge of any violations or conditions that may give rise thereto.

         (d) Seller is not a party to any contract or agreement to sell or otherwise transfer all or any part of its interest in the Property other than this Contract.

         (e)  Seller is not a "Foreign Person" within the meaning of
              Section 1445 of the Internal Revenue Code of 1986, as amended.

         (f) To the best of Seller's actual knowledge, Seller has not received any notices from appropriate governmental authorities of any condemnation or special assessment applicable to the Property not reflected in the Permitted Exceptions.

         (g) Seller will continue to operate the Property in the ordinary course of business during the pendency of this Contract.

         (h) To the best of Seller's actual knowledge, Seller has not received any notice that any default or breach presently exists under any covenant, condition, restriction, right-of-way or easement affecting the Property or any portion thereof which is to be performed or complied with by Seller and which would have a material and adverse effect on the Property, and Seller has no knowledge of any fact or condition which would constitute such a default or breach (or event which with notice or lapse of time, or both, could constitute such a default) under any such covenant, condition, restriction, right-of-way or easement.

         (i) To the best of Seller's actual knowledge, there are no legal actions, suits, labor disputes, litigation or proceedings pending or threatened against the Property, or with respect to the environmental condition thereof, or any violations of any building codes or other statutes affecting the use, occupancy and enjoyment of the Property, except for pending

              "slip and fall" claim made by Audrey Evans in or about March, 1996 (the "Evans Claim") with regard to which Seller agrees to indemnify, defend, and hold Purchaser harmless from and against any claims, losses, liabilities, or expenses.

         (j) As of the Effective Date, Seller has no knowledge of the discharge or existence on, at, under, or emanating from the Property of any hazardous or toxic substances in violation of New Jersey or federal environmental law, regulation, rule, ordinance or order.

         (k) Attached hereto as Exhibit L is a true, complete and correct schedule of all Leases, true copies of which have been delivered to Purchaser upon execution of this Contract.

         (l) Except as set forth in this Contract or in the Leases themselves, (i) the Leases have not been amended, modified, supplemented, terminated or extended, (ii) to the actual knowledge of Seller, no defaults exist thereunder and no condition exists which, with the passage of time or the giving of notice or both, will become a default, and (iii) Seller has no knowledge that any tenant under the Leases has asserted any claim for any reduction, abatement, concession, offset, or allowance against the rent described in the Leases.

         (m) Attached hereto as Exhibit J is a true, correct, and complete listing of the Property rent roll, setting forth
              (i) the name of each tenant, (ii) the square footage, (iii) the commencement and expiration dates, (iv) the minimum rent per square foot, (v) the annual minimum rent, and (vi) the security deposit.

         (n) Attached hereto as Exhibit K is a true, correct and complete list of service contracts affecting the Property, true copies of which have been delivered to Purchaser upon execution of this Contract.

         (o) To the actual knowledge of Seller, there are no actions, suits, labor disputes, litigation or proceedings currently pending or threatened against Seller and related to the Property, the environmental condition or operation thereof.

         (p) To the actual knowledge of Seller, there are no union agreements affecting the Property, nor shall Seller cause any such agreements to affect the Property as of the Closing Date.

         (q) Seller will not accept the surrender of any Service Contract or Lease, or grant any concession, rebate, allowance or free rent, without the consent of Purchaser.

         (r) Seller will not apply any Lease security deposit with respect to any tenant in occupancy of the Property on the Closing Date.

         (s) Seller will not renew, extend or modify any of the Service Contracts without the prior written consent of Purchaser.

         (t) Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or, to the best of its actual knowledge, suffered the filing of any involuntary petition by Seller's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of such Seller's assets, suffered the attachment or other judicial seizure of all, or substantially all, of such Seller's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

    The representations and warranties made by Seller in subparagraphs (d),
(i), (k), (n), and (o) shall survive the Closing Date for a period of forty-five (45) days and shall not be merged in the delivery of the Deed during said forty-five (45) day period, but shall be merged in the delivery of the Deed upon expiration of said forty-five (45) day period, except that Seller's indemnity with regard to the Evans Claim shall survive the Closing Date for the applicable period of the statute of limitations. All other representations and warranties made by Seller in this Section 10.02 shall not survive the Closing Date and shall be merged in the delivery of the Deed.

    10.03 Purchaser's Representations. In order to induce Seller to enter into this Contract, Purchaser represents and warrants as follows:

         (a)  Purchaser has the funds necessary to consummate this transaction.

         (b) Purchaser is knowledgeable and experienced in the purchase, operation, ownership, refurbishing and sale of commercial real estate, and is fully able to evaluate the merits and risks of this transaction. Purchaser has inspected, examined and investigated the Property and reviewed the Leases prior to signing this Contract.

         (c) Purchaser has not relied, and is not relying, upon any information, document, sales brochures or other literature, maps or sketches, projection, proforma, statement, representation, guarantee or warranty (whether express or implied, oral or written, material or immaterial) that may have been given or made by, or on behalf of Seller, except as may be expressly set forth in this Contract.

         (d) Purchaser is not relying and has not relied on Seller or its agents as to (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of any utilities serving the Property; (iii) the real estate taxes now or hereafter payable on the Property or the valuation of the Property for ad valorem tax purposes; (iv) the Property's habitability, merchantability or fitness, suitability or adequacy for any particular purpose; (v) except as expressly set forth herein, the zoning or other legal status of the Property; (vi) except as expressly set forth herein, the Property's or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right of way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction or any other matter affecting title to the Property.

         (e) Purchaser has the full right, power and authority to execute, deliver and perform this Contract and all requisite action on the part of Purchaser in connection with making and entering into this Contract has been taken to authorize the execution and delivery of this Contract.

    10.04 Governing Law. This Contract shall be construed under and in accordance with the laws of the State of New Jersey and all obligations of the parties created hereunder are to be performed, and exclusive venue shall lie, in New Jersey.

    10.05 Binding on Assigns. Subject to Section 10.01, this Contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

    10.06 Severability. In case any one or more of the provisions contained in this Contract for any reason be held to be invalid, illegal, or unenforceable in any respect, that provision or provisions shall not affect any other provision hereunder.

    10.07 Sole Agreement. This Contract constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the subject matter of this Contract.

    10.08 Gender and Number. Words of any gender used in this Contract shall be held and construed to include any other gender and words in the singular number shall be held to include the plural and vice versa unless the context requires otherwise.

    10.09 Headings. The headings of the articles and sections contained in this Contract are for convenience only and shall not be taken into account in determining the meaning of any provision of this Contract.

    10.10 No Recording. Neither this Contract nor any memorandum hereof shall be recorded in any public records.

    10.11 Notice to Purchaser. Purchaser is hereby notified that it should have a title abstract covering the Property examined by an attorney of its selection, or it should be furnished with or obtain a title insurance policy.

    10.12 Business Days. Business days shall not include Saturdays, Sundays, or any national banking holidays.

    10.13 Casualty. Seller shall maintain fire and extended coverage insurance policies in effect with respect to the Property until Closing, which shall be equivalent in all material respects to those maintained by Seller with respect to the Property as of the Effective Date. If, before Closing, the Property is damaged or destroyed by casualty, then Seller shall elect, within five (5) business days after such damage, either to repair such damage or not repair such damage. Seller shall notify Purchaser of its election when made; if Seller fails to notify Purchaser of its election within eight (8) business days after such damage, Seller shall be deemed to have elected not to repair such damage. If Seller elects to repair such damage, then the Outside

Closing Date shall be extended thirty (30) days to allow Seller to repair such damage, and Closing shall occur as provided herein with no adjustment to the Total Purchase Price. If Seller elects not to repair such damage, or, regardless of Seller's election above, if the cost to repair such damage should, in Seller's estimation, exceed $100,000, then Purchaser, as its sole and exclusive remedies, may either (i) terminate this Contract, in which event Seller shall refund the Earnest Money to Purchaser or (ii) proceed with Closing with no adjustment to the Total Purchase Price, but Seller will (x) assign to Purchaser all insurance proceeds recoverable by Seller with respect to such casualty, (y) assign its rights to all unpaid claims and rights with respect thereto, and (z) execute such instruments of assignment as Purchaser shall reasonably require.

    10.14 Condemnation. In the event the Property or any part thereof is condemned prior to the Closing, Purchaser shall have the right to terminate this Contract upon written Notice to Seller given within ten (10) days of receipt of written notice from Seller or the condemning authority of such condemnation. Upon such termination, the Earnest Money shall be returned to Purchaser, and neither party shall have any further obligations under this Contract. If this Contract is not so terminated, there shall be no reduction in the Total Purchase Price, and at the Closing, Seller will (i) assign the entire condemnation award to Purchaser, (ii) assign its rights to all unpaid claims and rights with respect thereto, and (iii) execute such instruments of assignment as Purchaser shall reasonably require.

    10.15 Drafting. This Contract shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting thereof.

                                      ARTICLE XI

                                  SERVICE CONTRACTS

    Subject to the terms of this Article XI, on the Closing Date, Seller shall assign and Purchaser shall assume all service contracts affecting the Property, a listing of all of which service contracts is attached hereto and made a part hereof as Exhibit K (the "Service Contracts"). On or before the Closing Date, Seller shall terminate all contracts related to the management and leasing of the Property (other than the Service Contracts).

    THIS CONTRACT IS EXECUTED in multiple copies, each of which shall be deemed to be an original for all purposes.

                             SELLER:
                             NEW YORK LIFE INSURANCE COMPANY,
                             a New York mutual insurance company

                             By:
                                  Name:
                                  Title:

                             PURCHASER:
                             CALI REALTY ACQUISITION CORPORATION,
                             a Delaware corporation

                             By:
                                  Name:
                                  Title:

                             ESCROW AGENT:
                             Receipt of $131,500.00 Earnest Money is
                             acknowledged in the form of:
                             EPSTEIN, EPSTEIN, BROWN & BOSEK

                             By:
                                  Name: Patrick B. Sprouls
                                        ------------------
                                  Title: Director
                                         --------

                             Date Earnest Money Received: August
       , 1997

                                     ATTACHMENTS


         Exhibit A - Property Description

         Exhibit B - Grantor's IRC Section 1445 Certificate

         Exhibit C - Tenant Letter

         Exhibit D - Intentionally Omitted

         Exhibit E - Permitted Exceptions

         Exhibit F - Intentionally Omitted

         Exhibit G - Tenant Estoppel Certificate

         Exhibit H - Escrow Agreement

         Exhibit I - Assignment and Assumption of Leases

         Exhibit J - Rent Roll

         Exhibit K - Service Contracts

         Exhibit L - Schedule of Leases